Exhibit 10.37

Loan Agreement

Creditor, Yongwoo Kim (hereinafter referred to as the “Creditor”) and the Debtor, GLAAM Co., Ltd. (hereinafter referred to as the “Debtor”), hereby enter into a credit agreement as follows.

Article 1 (Borrowing Amount)

Creditor lends KRW 200 million (KRW 200,000,000) to Debtor, and Debtor borrows it.

Article 2 (Borrowing Term)

The term of borrowing under this Agreement shall be from May 17, 2023 to May 16, 2023.

Article 3 (Interest Rate and Repayment)

The interest rate on the Borrowings shall be five (5)% per annum.

Article 4 (Allowance of the Mid-term Repayment)

Debtor must repay in full all of the borrowings upon completion of the SPAC merger.

Article 5 (Resolution of Dispute)

If a dispute arises in connection with the Agreement, Creditor and Debtor agree to resolve it amicably based on mutual trust, but if no agreement is reached and a lawsuit is filed, the Seoul Central District Court shall be the competent court.

To confirm and prove the contents of the above agreement, two copies of this agreement shall be executed, and each copy shall be kept respectively after being signed and sealed by Creditor and Debtor.

May 17, 2023

Creditor Name: Yongwoo Kim.	Debtor Name: GLAAM Co., Ltd.

Address: 351-48, Eungam-dong, Eunpyeong-gu, Seoul, ROK	Address: 298-42, Cheongbukjungang-ro, Pyeongtaek-si, Gyeonggi-do, ROK

Resident Registration Number: 610626-1319018	Company Registration Number: 110111- 3236662

Representative Director: Keong Rae Kim